UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2007

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders held on May 4, 2007, the stockholders of Occidental Petroleum Corporation (the "Company") approved an amendment to the Company's 2005 Long-Term Incentive Plan (the "Plan"), which amendment had previously been approved by the Company's Board of Directors. The Plan was amended to increase the number of authorized shares of Common Stock available for grant under the Plan by 32,000,000 shares.

The Plan, as amended through May 4, 2007, is incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 of Occidental, File No. 333-142705.

Item 5.03(a).  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 3, 2007, the Company amended its By-laws, to provide that, in an uncontested election, any Director standing for election by the stockholders for the first time would not be elected unless he or she is elected by the affirmative vote of the majority of votes cast at his or her first Annual Meeting of Stockholders.

The By-laws, as amended, are filed as Exhibit 3.(ii) to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

3.(ii)	By-laws of Occidental Petroleum Corporation, as amended through May 3, 2007.
10.1

Occidental Petroleum Corporation 2005 Long-Term Incentive Plan, as amended through May 4, 2007 (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 of Occidental, File No. 333-142705).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)
DATE: May 9, 2007	/s/ DONALD P. DE BRIER
Donald P. de Brier, Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.(ii)	By-laws of Occidental Petroleum Corporation, as amended through May 3, 2007.